Exhibit 99.2

34175 Ardenwood Blvd Fremont, CA 94555 (510) 745-1700 – Tele (510) 745-0493 – Fax www.ardelyx.com

Ardelyx to Raise $77.8 Million in a Private Placement and Announces New Product Candidate for the Treatment of Hyperkalemia to Begin Clinical Development in Mid-2015

Ardelyx to Pursue an Accelerated 505b(2) Regulatory Pathway for RDX022 with Initiation of Phase 3 Program to Begin as Early as Second Half 2016

Conference Call and Webcast Today at 8:30am ET

FREMONT, Calif., June 3, 2015 - Ardelyx, Inc. (NASDAQ: ARDX), a clinical-stage biopharmaceutical company focused on cardio-renal, gastrointestinal and metabolic diseases, today announced that it has entered into an agreement to sell shares of its common stock and warrants to purchase shares of common stock for aggregate gross proceeds of approximately $77.8 million in a private placement. New Enterprise Associates (NEA), the Company’s largest shareholder and one of the largest biotechnology investors worldwide, has committed to invest approximately $50.2 million in the private placement and a combination of new and existing investors, including RA Capital Management, Broadfin Capital LLC, Cormorant Asset Management LLC, Foresite Capital Management, LLC, Rock Springs Capital Management LP, and a fund managed by Sabby Capital, LLC, have committed to invest the remaining $27.6 million. Additionally, Ardelyx announced a new program, RDX022, a non-absorbed polymer, for the treatment of hyperkalemia.

“Ardelyx’s clinical programs hold great promise, and we are excited to continue to play an important role in the Company’s growth,” said David Mott, Head of the Healthcare Practice at NEA and Chairman of Ardelyx. “Since our initial investment in 2008, Ardelyx is transforming into an emerging biotech company with a pipeline of proprietary and novel drug candidates that have a clear path to commercialization. The Company has an exceptional team that can advance its clinical programs and execute on its business strategy.” Mr. Mott added.

“Given the extensive expertise of the Ardelyx team in developing and commercializing minimally-absorbed products including polymers in the cardio-renal field, we are uniquely positioned to develop an improved potassium binder to manage hyperkalemia in chronic kidney and heart disease patients,” noted Mike Raab, President and CEO of Ardelyx. “Together with tenapanor and RDX013, our small molecule hyperkalemia program, RDX022 is an exciting program that augments a formidable pipeline of innovative products. This is a pivotal point in the history of Ardelyx and an exciting time for our company as we focus our efforts towards building a commercially-driven, fully-integrated company with wholly-owned products to transform the treatment paradigm in the indications that they treat.”

In a separate press release, the Company announced today it has regained from AstraZeneca the worldwide development and commercialization rights for its late-stage development candidate, tenapanor, and its related portfolio of NHE3 compounds. Proceeds from the private placement will be used to develop tenapanor and RDX022, two wholly-owned programs that have the potential to be in Phase 3 clinical trials in the fourth quarter of 2015 and second half of 2016, respectively.

About the Private Placement

Ardelyx will sell approximately 7.24 million shares of the common stock and warrants to purchase approximately 2.17 million shares of common stock for aggregate gross proceeds of approximately $77.8 million in the private placement. The price to be paid for the common stock, $10.70 per share, is equal to the consolidated closing bid price on the Nasdaq Global Market on the day of pricing, June 2, 2015. The warrants are exercisable at a price of $13.91 per share. The Company expects the offering to close by June 5, 2015 subject to satisfaction of specified customary closing conditions. Leerink Partners LLC is acting as the sole placement agent of the offering and Wedbush PacGrow acted as a financial advisor to Ardelyx in connection with this offering.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and will be sold in a private placement pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Ardelyx has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

About RDX022

RDX022 is a novel, non-absorbed polystyrene sulfonate polymer being developed by Ardelyx to treat elevated potassium, or hyperkalemia, a potentially dangerous problem common among patients with chronic kidney disease (CKD) and heart failure. RDX022 is designed with improved chemical and physical properties as well as formulation improvements that may allow for a more palatable dosage form.

The Company will be pursuing a 505b(2) regulatory pathway in the United States for RDX022, allowing Ardelyx a faster path to approval by referencing the literature and the U.S. Food and Drug Administration’s previous findings of safety and effectiveness of the referenced drug product. Ardelyx will supplement this approach with nonclinical and Phase 3 clinical data on RDX022 to provide information for inclusion in the product label. The Company plans to progress RDX022 into late stage clinical development over the next 12-18 months.

Ardelyx will begin early stage clinical trials in mid-2015. Assuming the successful completion of those trials, the Company expects to commence a Phase 3 clinical program to evaluate RDX022 for treatment in hyperkalemia patients as early as the second half of 2016.

Ardelyx is also continuing research on its RDX013 small molecule drug candidate for hyperkalemia. This agent, a potential potassium secretagogue, is intended to enhance potassium secretion or prevent potassium absorption with a much lower pill burden than potassium binders and may provide significant advantages as a stand-alone agent or used in combination with the potassium binders, including RDX022.

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Additional details on RDX022 and Ardelyx’s research and development programs will be presented at Ardelyx’s upcoming R&D Investor Day, planned for July 14th, 2015, in New York, NY.

About Hyperkalemia

Hyperkalemia is defined as the presence of blood potassium levels greater than 5.0mEq/L. Normal levels are 3.5 to 5.0 mEq/L. When hyperkalemia is severe, or above 7.0mEq/L, there is a significantly increased risk of death because of the potential for heart conductance problems.

Hyperkalemia can be caused by a variety of sources. Kidney disease can result in the build-up of potassium in the blood. Also, certain drugs such as the common blood pressure medications known as RAAS inhibitors, or inhibitors of the renin-angiotensin-aldosterone system, can cause hyperkalemia. RAAS inhibitors, though quite effective for controlling blood pressure, are often significantly reduced in patients, such as in those with CKD and congestive heart failure, or CHF, whose potassium levels are elevated because of the fear that elevated potassium can cause significantly worse problems than hypertension including sudden cardiac arrest in severe cases.

According to Einhorn et al, about 21% and 42% of patients with CKD Stage 3b and Stage 4 had a hyperkalemic event during a 12-month period suggesting that acute hyperkalemia affects about 900,000 individuals with CKD stage 3b or 4 in the United States. There are approximately 1.9 million patients with stage 3b or 4 CKD who are taking RAAS inhibitors and about 10% of these patients, or about 190,000 patients, tend to have chronic problems with hyperkalemia. There are about 1.7 million stage 3b or 4 CKD patients who are not prescribed RAAS inhibitors. Given that hypertension is present in a majority of these patients, the Company believes that many of these patients are not prescribed RAAS inhibitors because of the risk of hyperkalemia. Recent data (Fraser 2013) suggests that of the 88% of CKD stage 3 patients with hypertension, only 36% achieved the target of 130/80 with over 35% not taking any RAAS inhibitors despite their known success in achieving blood pressure control. This supports the concept that a million or more CKD patients may be prescribed suboptimal doses of RAAS inhibitors with at least one reason being the avoidance of hyperkalemia.

Additionally, of the 5.7 million patients with heart failure, over half are prescribed RAAS inhibitors. Again, these patients tend to receive suboptimal doses of RAAS inhibitors suggesting a large opportunity in this market as well.

Conference Call & Webcast Information

Ardelyx will host a live conference call and webcast today at 8:30am Eastern Time. The live webcast and a replay may be accessed by visiting Ardelyx’s website on the investor page of the Company’s website at http://ir.ardelyx.com/

Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1-855-296-9612 (US) or 920-663-6277 (International) to listen to the live conference call. The conference ID number for the live call is 59352386. Please dial in approximately 10 minutes prior to the call. An archived webcast replay will be available on the Company’s website for two weeks.

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About Ardelyx

Ardelyx is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative, minimally-systemic, small molecule therapeutics that work exclusively in the gastrointestinal tract to treat cardio-renal, gastrointestinal and metabolic diseases. Ardelyx has developed a proprietary drug discovery and design platform enabling it, in a rapid and cost-efficient manner, to discover and design novel drug candidates. Utilizing this platform, the Company has discovered and designed tenapanor. In addition to tenapanor, Ardelyx is developing RDX022, a non-absorbed polymer for the treatment of hyperkalemia, or high potassium, in kidney and heart disease patients, and has discovered small molecule NaP2b inhibitors for the treatment of hyperphosphatemia in CKD-5D, a program licensed to Sanofi. Ardelyx is also independently advancing several research programs focused in cardio-renal, gastrointestinal and metabolic diseases. Ardelyx is located in Fremont, California. For more information, please visit Ardelyx’s website at www.ardelyx.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Ardelyx, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995, including the potential for RDX022 in treating hyperkalemia, Ardelyx’s future development plans for RDX022 and the timing thereof, and the potential of Ardelyx’s drug discovery and design platform. Such forward-looking statements involve substantial risks and uncertainties that could cause the development of tenapanor, or Ardelyx’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical development process. Ardelyx undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Ardelyx’s business in general, please refer to Ardelyx’s quarterly report filed on Form 10-Q with the Securities and Exchange Commission on May 12, 2015, and its future periodic reports to be filed with the Securities and Exchange Commission.

Investor and Media Contact:

Mark Kaufmann

Chief Financial Officer

mkaufmann@ardelyx.com

510-745-1751

For investors:

Kimberly Minarovich

Burns McClellan on behalf of Ardelyx

kminarovich@burnsmc.com

212-213-0006

SOURCE: ARDELYX

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